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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

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                                       FORM 8-A

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                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                          PEOPLE'S PREFERRED CAPITAL CORPORATION
               -----------------------------------------------------------
                (Exact name of registrant as specified in its charter)




       Maryland                                          95-4642529
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(State of incorporation or                (I.R.S. Employer Identification No.)
    organization)



5900 Wilshire Boulevard, Los Angeles, California                  90036
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(Address of principal executive offices)                        (Zip code)



          Securities to be registered pursuant to Section 12(b) of the Act:

                                         None

          Securities to be registered pursuant to Section 12(g) of the Act:

                   _____% Noncumulative Exchangeable Preferred Stock,
                          Series A, par value $0.01 per share
                          -----------------------------------
                                   (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

         See "Description of Capital Stock" in the Prospectus included in People's Preferred Capital Corporation's Registration Statement on Form S-11 (File No. 333-31051) which is hereby incorporated by reference.

Item 2.  Exhibits

    3(a)(i)*  Articles of Incorporation of the Company.

    3(a)(ii)* Form of Amended and Restated Articles of Incorporation.

    3(b)*     Bylaws of the Company.

       4*     Specimen of certificate representing Series A Preferred Shares.


      *Previously filed with the Securities and Exchange Commission as exhibits to People's Preferred Capital Corporation's Registration Statement on Form S-11 (File No. 333-31051). Such exhibits are incorporated herein by reference.


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PEOPLE'S PREFERRED CAPITAL CORPORATION



Date:  September 22, 1997               By: /s/ J. Michael Holmes
                                            ---------------------
                                            J. Michael Holmes